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                                                                     EXHIBIT 3.2

                                     FORM OF

                                     BYLAWS

                                       OF

                             THE PHEAA STUDENT LOAN
                                FOUNDATION, INC.

                     (a Pennsylvania nonprofit corporation)

                                    ARTICLE I

              PURPOSE, CERTAIN DEFINITIONS, OFFICES AND FISCAL YEAR

         Section 1.01. PURPOSE. The Corporation is incorporated under the Nonprofit Corporation Law of 1988 of the Commonwealth of Pennsylvania for the purposes set forth in its Articles of Incorporation (the "Articles").

         Section 1.02. CERTAIN DEFINITIONS. Unless otherwise defined, for purposes of these Bylaws: the term "charitable purposes" means purposes described in Section 501(c)(3) or 170(c)(2)(B) of the Internal Revenue Code of 1986, as amended (the "Code") (references to which shall include the corresponding provisions in any subsequent federal tax law); "public purposes" means purposes described in Section 170(c)(1) of the Code; and "qualified organization" means an organization that is described in Section 170(c)(1) or 170(c)(2) of the Code.

         Section 1.03. REGISTERED OFFICE. The registered office of the Corporation in Pennsylvania shall be at Suite 601, 1200 North Seventh Street, Harrisburg, Pennsylvania, until otherwise established by an amendment of the Articles or by the board of directors and a record of such change is filed with the Pennsylvania Department of State in the manner provided by law.

         Section 1.04. OTHER OFFICES. The Corporation may also have offices at such other places, within or without Pennsylvania, as the board of directors may from time to time appoint or the business of the Corporation may require.

         Section 1.05. FISCAL YEAR. The fiscal year of the Corporation shall begin the first day of July in each year, provided however the first fiscal year of the Corporation shall be a short year beginning on the date the Articles are filed and ending on June 30, 2003.

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                                   ARTICLE II

                                   MEMBERSHIP

         Section 2.01. NO MEMBERS. The Corporation shall have no members. Any provision of Pennsylvania law requiring notice to, the presence of, or the vote, consent or other action by, members of a corporation in connection with any matter shall be satisfied by notice to, the presence of, or the vote, consent or other action by, the board of directors of the Corporation.

                                   ARTICLE III

                               BOARD OF DIRECTORS

         Section 3.01. POWERS OF DIRECTORS. Unless otherwise provided by Pennsylvania law, all powers vested by law in the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the board of directors.

         Section 3.02. QUALIFICATION. Each director of the Corporation shall be a natural person of at least eighteen (18) years of age.

         Section 3.03. NUMBER AND SELECTION OF DIRECTORS. The number of directors shall be fixed initially at five (5) by the incorporator of the Corporation and thereafter such number may be increased or decreased from time to time by the Board of Directors; provided that, so long as there are any Obligations (as defined in Article 3 of the Articles) outstanding, at least two
(2) members of the Board of Directors shall be Independent Directors, as such term is defined in the Articles, and during such time as there are required to be Independent Directors, no decrease in the number of directors shall reduce the number of directors to less than five (5) or shorten the term of any incumbent director. All directors shall be appointed by resolution of the Executive Committee of the Pennsylvania Higher Education Assistance Agency ("PHEAA"). If PHEAA's Executive Committee fails to appoint directors pursuant to this Section 3.03, the President Judge of the Commonwealth Court of Pennsylvania shall have the power to appoint the Corporation's directors.

         Section 3.04. TERM OF OFFICE. Except as otherwise required by law, the Articles or these Bylaws, directors shall be appointed prior to the initial meeting called by the Incorporator and shall hold office until his or her successor is appointed and has qualified, or until his or her earlier resignation or removal in the manner hereinafter provided. Notwithstanding the forgoing, a director's tenure shall expire upon his or her death.

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         Section 3.05. RESIGNATION AND REMOVAL OF DIRECTORS.

         (a) Resignation. Any director may resign by giving notice of his or her resignation in writing to the Board of Directors or to the President of the Corporation. With respect to any director other than an Independent Director, such resignation shall be effective upon receipt of such notice by the Corporation or at such subsequent time as shall be specified in such notice, and, with respect to any Independent Director, such resignation shall be effective only when his or her successor has been appointed and has qualified.

         (b) Removal. Subject to the additional limitations set forth in the Articles, any one or more of the directors may be removed, either with or without cause, at any time by PHEAA's Executive Committee or by affirmative vote of a majority of the directors at any special meeting called for such purpose.

         Section 3.06. VACANCIES. The board of directors may declare vacant the office of a director who has been convicted of an offense punishable by imprisonment for a term of thirty (30) days or more, or if, within sixty (60) days after notice of selection, the director does not accept the office either in writing or by attending a meeting of the board of directors. A vacancy occurring for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled by resolution of PHEAA's Executive Committee or, if PHEAA's Executive Committee fails to exercise such authority within 15 days, the President Judge of the Commonwealth Court of Pennsylvania shall have the power to appoint the Corporation's director(s).

         Section 3.07. COMPENSATION. The board of directors shall have the authority to fix compensation of directors for their services as directors, and a director may be a salaried officer of the Corporation.

         Section 3.08. STANDARD OF CARE.

         (a) Justifiable Reliance. A director shall stand in a fiduciary relation to the Corporation and its funds and shall perform all duties as a director, including duties as a member of any committee of the board upon which the director may serve, in good faith, in a manner the director reasonably believes to be in the best interests of the Corporation, acknowledging the Corporation's fiduciary duties to PHEAA, and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing his duties, a director shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following:

                  (1) One or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented.

                  (2) Counsel, public accountants or other persons as to matters that the director reasonably believes to be within the professional or expert competence of such person.

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                  (3)      A committee of the board upon which the director does
not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

A director shall not be considered to be acting in good faith if the director has knowledge concerning the matter in question that would cause his reliance to be unwarranted.

         (b) Consideration of Factors. In discharging the duties of their respective positions, the board of directors, committees of the board and individual directors may, in considering the best interests of the Corporation, consider the effects of any action upon the creditors of the Corporation, the holders of outstanding Obligations, and the communities in which offices or other establishments of the Corporation are located, and all other pertinent factors. The consideration of those factors shall not constitute a violation of subsection (a) above.

         (c) Notation of Dissent. A director who is present at a meeting of the board of directors, or of a committee of the board, at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent is entered in the minutes of the meeting or unless the director files a written dissent to the action with the secretary of the meeting before the adjournment thereof or transmits the dissent in writing to the secretary of the Corporation immediately after the adjournment of the meeting. The right to dissent shall not apply to a director who voted in favor of the action. Nothing in this section shall bar a director from asserting that minutes of the meeting incorrectly omitted his dissent if, promptly upon receipt of a copy of such minutes, the director notifies the secretary in writing of the asserted omission or inaccuracy.

                                   ARTICLE IV

                                     NOTICE

         Section 4.01. MANNER OF GIVING NOTICE.

         (a) General Rule. Whenever written notice is required to be given to any person under the provisions of Pennsylvania law, the Articles or these Bylaws, it may be given to such person, either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram, charges prepaid, or by facsimile transmission, to the individual's address (or facsimile number) appearing on the books of the Corporation or, in the case of directors, supplied by the individual to the Corporation for the purpose of notice. If the notice is sent by first class or express mail or by telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person. A notice of meeting shall specify the place, day and time of the meeting and any other information required by any other provision of Pennsylvania law, the Articles or these Bylaws.

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         (b)      Adjourned Meetings. When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which such adjournment is taken.

         Section 4.02. NOTICE OF MEETINGS OF BOARD OF DIRECTORS.

         (a)      Requirement.

                  (1) If the annual meeting is to be held on the date specified in the first sentence of Section 5.03, no notice shall be required. If the annual meeting of the board of directors shall be held on any other date, notice shall be given to each director at least two (2) days before the day on which the meeting is to be held.

                  (2) Notice of a regular meeting of the board of directors need not be given, except by the adoption of a resolution by the board of directors establishing the places, dates, and times of regular meetings.

                  (3) Notice of a special meeting of the board of directors shall be given to each director by telephone or in writing by a form of electronic transmission at least twenty-four (24) hours before the time at which the meeting is to be held. Meetings of the board of directors may be held at any time without notice if all the directors are present, or if those not present waive notice of the meeting in writing or by electronic transmission, either before or after the meeting.

         (b) Content. Every required notice of a meeting shall state the place, date, and time of the meeting. Unless otherwise provided by Pennsylvania law, the Articles or these Bylaws, neither the business to be transacted at, nor the purpose of, any meeting of the board need be specified in a notice of such meeting.

         Section 4.03. WAIVER OF NOTICE.

         (a) Written Waiver. Whenever any written notice is required to be given under the provisions of Pennsylvania law, the Articles or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except as otherwise required by this subsection, neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of such meeting.

         (b) Waiver by Attendance. Attendance of a person at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

         Section 4.04. MODIFICATION OF PROPOSAL CONTAINED IN NOTICE. Whenever the language of a proposed resolution is included in a written notice of a meeting, the meeting considering the resolution may, without further notice, adopt it with such clarifying or other amendments as do not enlarge its original purpose.

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         Section 4.05. EXCEPTION TO REQUIREMENT OF NOTICE. Whenever any notice or communication is required to be given to any person under the provisions of Pennsylvania law, the Articles or these Bylaws, or by the terms of any agreement or other instrument or as a condition precedent to taking any corporate action, and communication with such person is then unlawful, the giving of such notice or communication to such person shall not be required.

                                    ARTICLE V

                                    MEETINGS

         Section 5.01. PLACE OF MEETINGS. Meetings of the board of directors may be held at such places, within or without Pennsylvania, as the board of directors may from time to time designate, or as may be designated in the notice of the meeting.

         Section 5.02. ORGANIZATION OF MEETINGS. At every meeting of the board of directors, the chairperson of the board, if there be one, or, in the case of a vacancy in the office or absence of the chairperson of the board, one of the following officers present, in the order stated, shall act as chairperson of the meeting: the vice chairperson of the board, if there be one; the president; or a person chosen by a majority of the directors present. The secretary or, in the absence of the secretary, an assistant secretary, or, in the absence of the secretary and the assistant secretaries, any person appointed by the chairperson of the meeting, shall act as secretary of the meeting.

         Section 5.03. ANNUAL MEETING. The board of directors may fix the date and time of the annual meeting of the board, but if no such date and time is fixed by the board, the meeting for any calendar year shall be on the last Thursday of September, and at said meeting, the board shall transact such business as may properly be brought before the meeting. If the annual meeting shall not be called and held within six months after the designated time, any director may call such meeting at any time thereafter.

         Section 5.04. REGULAR MEETINGS. Regular meetings of the board of directors shall be held at such places, dates and times as shall be designated from time to time by resolution of the board of directors.

         Section 5.05. SPECIAL MEETINGS. Special meetings of the board of directors shall be held whenever called by the chairperson, the president or by a majority of the Corporation's directors.

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         Section 5.06. QUORUM OF AND ACTION BY DIRECTORS.

         (a) Quorum. Except as is otherwise provided in these Bylaws, a majority of the directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the board of directors.

         (b) Voting Rights. Each director shall be entitled to one (1) vote.

         Section 5.07. INTERESTED DIRECTORS OR OFFICERS; QUORUM.

         (a) General Rule. A contract or transaction between the Corporation and one or more of its directors or officers or between the Corporation and another corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall not be void or voidable solely for that reason, or solely because the director or officer is present at or participates in the meeting of the board of directors which authorizes the contract or transaction, or solely because his or their votes are counted for that purpose, if:

                  (1) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors, and the board in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors even though the disinterested directors are less than a quorum; or

                  (2) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the board of directors of the Corporation.

         (b) Quorum. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board which authorizes a contract or transaction specified in subsection (a) above.

         Section 5.08. USE OF CONFERENCE TELEPHONE AND SIMILAR EQUIPMENT. One or more persons may participate in a meeting of the board of directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

         Section 5.09. CONSENTS. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent to such action in writing, or by electronic transmission and such writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

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                                   ARTICLE VI

                                   COMMITTEES

         Section 6.01. Establishment and Powers. The board of directors may, by resolution adopted by a majority of the directors in office, establish one or more committees. The directors shall elect annually the members of any committee established by the board of directors. Any committee may include one or more nondirectors as the directors shall decide in their discretion. The president of the Corporation and the chairperson of the Corporation shall be members ex-officio of all committees. Any committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all of the powers and authority of the board of directors, except that no such committee shall have any power or authority as to the following:

                  (1)      The filling of vacancies in the board of directors.

                  (2)      The adoption, amendment or repeal of these Bylaws.

                  (3) The amendment or repeal of any resolution of the board.

                  (4) Action on matters committed by a resolution of the board of directors to another committee of the board.

                  (5) The transaction of any business that requires the vote of more than a majority of the board.

         Section 6.02. Alternate Committee Members. The chairperson may designate one or more directors or nondirectors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another director or nondirector to act at the meeting in the place of the absent or disqualified member.

         Section 6.03. Term. Each committee of the board shall serve at the pleasure of the board.

         Section 6.04. Limitation. Any nondirector committee member who has a financial or other interest in any matter which requires action by such nondirector's committee may not participate in the committee action with regard to such interest.

         Section 6.05. Committee Quorum. Unless otherwise expressly provided in the resolution of the board of directors establishing any committee or in these Bylaws, a majority of the members of such committee shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the committee members present at a meeting at which a quorum is present shall be the acts of such committee.

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                                   ARTICLE VII

                                    OFFICERS

         Section 7.01. OFFICERS GENERALLY.

         (a) Number, Qualifications and Designation. The officers of the Corporation shall be a president, a secretary, a treasurer, and such other officers as may be elected in accordance with the provisions of this Section
7.01 and Sections 7.02 and 7.03. Officers may but need not be directors of the Corporation. The officers shall be natural persons of at least eighteen (18) years of age. The board of directors may elect, from among the members of the board, a chairperson of the board and a vice chairperson of the board, each of whom shall also be an officer of the Corporation. Any number of offices may be held by the same person.

         (b) Bonding. The Corporation may secure the fidelity of any or all of its officers by bond or otherwise.

         (c) Compensation. Except as otherwise provided by these Bylaws, the salaries of all officers and agents of the Corporation appointed by the Board of Directors shall be fixed by the Board of Directors.

         (d) Standard of Care. An officer shall perform his duties as an officer in good faith, in a manner he reasonably believes to be in the best interests of the Corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances.

         Section 7.02. ELECTION AND TERM OF OFFICE. The officers of the Corporation, except those elected by delegated authority pursuant to Section 7.03, shall be elected annually by the board of directors, and each such officer shall hold office for a term of one year and until a successor has been selected and qualified or until his earlier death, resignation or removal.

         Section 7.03. SUBORDINATE OFFICERS AND AGENTS. The board of directors may from time to time elect such other officers and appoint such employees or other agents as the business of the Corporation may require, including one or more assistant secretaries and one or more assistant treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the board of directors may from time to time determine. The board of directors may delegate to any officer the power to elect subordinate officers and to retain or appoint employees or other agents, and to prescribe the authority and duties of such subordinate officers, employees, or other agents.

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         Section 7.04. NO CONTRACT RIGHTS. Election or appointment of an officer or agent shall not of itself create any contract rights in the officer or agent.

         Section 7.05. RESIGNATION AND REMOVAL OF OFFICERS AND AGENTS.

         (a) Resignation. Any officer may resign at any time upon written notice to the Corporation. The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as may be specified in the notice of resignation.

         (b) Removal. Any officer or agent of the Corporation may be removed at any time by the board of directors or by the officer who appointed the officer or agent pursuant to Section 7.03, with or without cause, but such removal shall be without prejudice to the contract rights, if any, of any person so removed.

         Section 7.06. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause, shall be filled by the board of directors or by the officer to which the power to fill such office has been delegated pursuant to Section 7.03, as the case may be, and if the office is one for which these Bylaws prescribe a term, shall be filled for the unexpired portion of the term.

         Section 7.07. AUTHORITY. All officers of the Corporation, as between themselves and the Corporation, shall respectively have such authority and perform such duties in the management of the property and affairs of the Corporation as are provided in these Bylaws or may be provided by or pursuant to resolutions or orders of the board of directors.

         Section 7.08. THE CHAIRPERSON AND VICE CHAIRPERSON OF THE BOARD. The chairperson of the board or, in the absence of the chairperson, the vice chairperson of the board, shall preside at all meetings of the board of directors and shall perform such other duties as may from time to time be requested by the board of directors.

         Section 7.09. THE PRESIDENT. The president shall be the chief executive officer of the Corporation and shall have general supervision over the business and operations of the Corporation, subject however, to the control of the board of directors. The president shall sign, execute, and acknowledge, in the name of the Corporation, deeds, mortgages, contracts or other instruments authorized by the board of directors, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors, or by these Bylaws, to some other officer or agent of the Corporation; and, in general, shall perform all duties incident to the office of president and such other duties as from time to time may be assigned by the board of directors.

         Section 7.10. THE VICE PRESIDENT. The Vice President, if any, or if there be more than one, the Vice Presidents, shall perform such duties as may be assigned to them from time to time by the Board of Directors or as may be designated by the President. In case of the absence or disability of the President the duties of the office shall, if the Board of Directors or the President has so authorized, be performed by the Vice President, or if there be more than one Vice President, by such Vice President as the Board of Directors or President shall designate.

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         Section 7.11. THE SECRETARY. The secretary or an assistant secretary shall attend all meetings of the board of directors and shall record all votes of the directors and the minutes of the meetings of the board of directors and of committees of the board, in a book or books to be kept for that purpose; shall see that notices are given and records and reports properly kept and filed by the Corporation as required by law; shall be the custodian of the seal of the Corporation and see that it is affixed to all documents which are to be executed on behalf of the Corporation under its seal; and, in general, shall perform all duties incident to the office of secretary, and such other duties as may from time to time be assigned by the board of directors or the chairperson.

         Section 7.12. THE TREASURER. The treasurer or an assistant treasurer shall have or provide for the custody of the funds or other property of the Corporation; shall collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the Corporation; shall deposit all funds in his custody as treasurer in such banks or other places of deposit as the board of directors may from time to time designate; shall, whenever so required by the board of directors, render an account showing all transactions as treasurer and the financial condition of the Corporation; and, in general, shall discharge such other duties as may from time to time be assigned by the board of directors, the chairperson or the president.

                                  ARTICLE VIII

                      GIFTS TO AND FUNDS OF THE CORPORATION

         Section 8.01. The Corporation may enter into revocable or irrevocable agreements with trustees, custodians, agents or other parties to have custody of and/or administer the investment of the Corporation's funds and assets, including gifts made to the Corporation, as is necessary or appropriate to accomplish the Corporation's charitable purpose.

         Section 8.02. Upon the Corporation's receipt and acceptance of a donor's gift, the donor will be deemed to have irrevocably agreed for purposes of that gift to all the provisions of the Articles and these Bylaws as such may from time to time be amended and any agreement between the Corporation and any trustee, custodian, agent or other party having custody of the Corporation's funds, as such provisions and/or documents may from time to time be amended.

         Section 8.03. Regardless of any donor's express or implied conditions to the contrary, each fund of the Corporation is presumed to be intended (a) to be used only for charitable purposes consistent with these Bylaws and the Articles, and (b) to be used only for such of those purposes and in such manner as will not disqualify the fund or gift as a charitable contribution when computing any federal income, gift, or estate tax of the donor or the donor's estate and not disqualify the Corporation from exemption from federal income tax as a qualified organization described in Sections 501(c)(3) and 509(a)(3) of the Code. No fund or gift shall be otherwise applied.

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                                   ARTICLE IX

                         DISTRIBUTIONS AND DISBURSEMENTS

         Section 9.01. Except as otherwise provided in the Articles or these Bylaws, the Corporation may, from time to time, as the directors deem appropriate, make distributions of the Corporation's assets, whether characterized as principal and/or income for fiduciary accounting purposes, from Corporation's funds to PHEAA, exclusively for such agency's public purposes.

                                    ARTICLE X

                     SPECIAL POWERS, DUTIES AND LIMITATIONS

         Section 10.01. In furthering the Corporation's charitable activities, the directors of the Corporation may organize or enter into relationships with, and sell or transfer assets to, other organizations to the extent consistent with and in furtherance of the Corporation's purposes set forth in the Articles

         Section 10.02. In furthering the Corporation's specific purposes as set forth in the Articles, the directors of the Corporation, or such one or more of the directors as may be necessary or appropriate to the completion of a securitization transaction, may authorize and engage in any lawful act or activity and to exercise any powers permitted to nonprofit corporations in the Commonwealth of Pennsylvania that may be incident, reasonable or appropriate to accomplish any of the stated purposes set forth in the Articles, including but not limited to securitizations of student loans and student loan assets, granting security interests in such student loans and student loan assets, and entering into and performing its obligations under all documents, agreements, certificates and financing statements contemplated in relation to such securitization transactions.

                                   ARTICLE XI

                    LIMITATION OF DIRECTORS' LIABILITIES AND

                                 INDEMNIFICATION

         Section 11.01. LIMITATION OF LIABILITY. To the fullest extent permitted by Pennsylvania law, a director of the Corporation shall not be personally liable to the Corporation or others for any action taken or any failure to take any action, unless the director has breached or failed to perform the duties of his office and, the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The provisions of this Section 11.01 shall not apply with respect to the responsibility or liability of a director under any criminal statute or the liability of a director for the payment of taxes pursuant to local, state or federal law.

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         Section 11.02. INDEMNIFICATION.

         (a) Indemnification. Subject to paragraphs (e) and (f) below, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), amounts paid in settlement, judgments, and fines actually and reasonably incurred by such person in connection with such action, suit or proceeding; provided, however, that (a) funds paid or required to be paid to any person as a result of the provisions of this Section 11.02 shall be returned to the Corporation to the extent that such person receives funds pursuant to an indemnification from any such other corporation, partnership, joint venture, trust or other enterprise, and (b) that no indemnification shall be made in connection with the action or proceeding unless such director, officer, employee or agent acted in good faith and in a manner such director, officer, employee or agent reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe that the conduct involved was unlawful.

         (b) Advance of Expenses. Expenses (including attorneys' fees) incurred by any person in defending a civil or criminal action, suit, or proceeding whether civil, criminal, administrative or investigative (including an action by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the Corporation as authorized in this Article IX.

         (c) Indemnification Not Exclusive. The indemnification and advancement of expenses provided by other paragraphs of this Section 11.02 shall not be deemed exclusive of any other right to which a person seeking indemnification and advancement of expenses may be entitled under any agreement, vote of disinterested directors, or otherwise, both as to actions in such person's official capacity and as to such person's actions in another capacity while holding office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of any such person. In no case shall any indemnification pursuant to this section (c) be made where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted self-dealing, willful misconduct or recklessness.

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         (d)      Insurance, Contracts, Security. The Corporation may purchase and maintain insurance on behalf of any person and may otherwise secure, in any manner, its obligations with respect to indemnification and advancement of expenses to the fullest extent permitted by Pennsylvania and Federal law.

         (e) Indemnification Procedure -- Third Party Action. Unless ordered by a court, any indemnification under paragraph (a) for a third-party action described in 15 Pa. C.S.A. Section 5741, or comparable provisions of future law, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the representative is proper in the circumstances because such representative has met the applicable standard of conduct set forth in that section. The determination shall be made:

                  (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding;

                  (2) if such a quorum is not obtainable or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

                  (3)      by such other body as may be provided by resolution.

         (f) Indemnification Procedure -- Derivative Actions. Any indemnification under paragraph (a) for a derivative action described in 15 Pa. C.S.A. Section 5742, or comparable provision of future law, shall be made in accordance with paragraph (e) except that indemnification shall not be made under this paragraph (f) in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the Corporation unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the Corporation is located or the court in which the action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such amounts as the court of common pleas or other court shall deem proper.

         (g) Agent Definition. For purposes of this Section 11.02, the term "agent" shall include, without limitation, any person serving on a committee of the Corporation, whether or not such person is a director.

         Section 11.03. AMENDMENT. Any repeal or modification of this Article IX shall require unanimous vote of the directors of the Corporation. Any such repeal or modification shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation or any right of any person to indemnification from the Corporation with respect to any action or failure to take any action occurring prior to the time of such repeal or modification.

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                                   ARTICLE XII

                                  MISCELLANEOUS

         Section 12.01. SEAL. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, and the words "Corporate Seal, Pennsylvania."

         Section 12.02. CHECKS. All checks, notes, bills of exchange or other orders in writing shall be signed by such person or persons as the board of directors may from time to time designate.

         Section 12.03. CONTRACTS.

         (a) General Rule. Except as otherwise provided by Pennsylvania law, the board of directors may authorize any officer or agent to enter into any contract or to execute or deliver any instrument on behalf of the Corporation, and such authority may be general or confined to specific instances.

         (b) Statutory Form of Execution of Instruments. Any note, mortgage, evidence of indebtedness, contract or other instrument in writing, or any assignment or endorsement thereof, executed or entered into between the Corporation and any other person, when signed by one or more officers or agents having actual or apparent authority to sign it, or by the chairperson, vice chairperson, president and secretary or assistant secretary or treasurer or assistant treasurer of the Corporation, shall be held to have been properly executed for and in behalf of the Corporation. Such fact shall be without prejudice to the rights of the Corporation against any person who shall have executed the instrument in excess of his actual authority.

         (c) Seal. Except as otherwise required by Pennsylvania law, the affixation of the corporate seal shall not be necessary to the valid execution, assignment or endorsement by the Corporation of any instrument in writing.

         Section 12.04. CORPORATE RECORDS. The Corporation shall keep appropriate, complete and accurate books or records of account, minutes of the proceedings of the directors, and a copy of these Bylaws, including all amendments thereto to date, certified by the secretary of the Corporation. All such records shall be kept at the registered office of the Corporation in Pennsylvania or at its principal place of business. Any books, minutes or other records may be in written form or any other form capable of being converted into written form within a reasonable time.

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         Section 12.05. ANNUAL REPORT.

         (a) Contents. The president and treasurer shall present annually at a meeting of the board of directors, a report, verified by the president and treasurer, showing in appropriate detail the following:

                  (1) The assets and liabilities, including all funds of the Corporation, designated and undesignated, as of the end of the fiscal year immediately preceding the date of the report.

                  (2) The principal changes in assets and liabilities, including designated funds, during the year immediately preceding the date of the report.

                  (3) The revenue or receipts of the Corporation, both unrestricted and restricted to particular purposes, for the year immediately preceding the date of the report, including separate data with respect to each designated fund held by or for the Corporation.

                  (4) The expenses or disbursements of the Corporation, for both general and restricted purposes, during the year immediately preceding the date of the report, including separate data with respect to each designated fund held by or for the Corporation.

         (b) Place of Filing. The annual report of the president and treasurer shall be filed with the minutes of the annual meeting of the board of directors.

         Section 12.06. AMENDMENT OF BYLAWS. Except as otherwise provided in these Bylaws or in the Articles, these Bylaws may be altered, amended or repealed by a majority vote of the Corporation's entire board of directors at any regular or special meeting.

         Section 12.07. AMENDMENT OF ARTICLES. Except as otherwise provided in the Articles, the Articles may be amended only by a majority vote of the entire Board of Directors at any regular or special meeting.

                               * * * * * * * * * *

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